 Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

WEED, INC.

ARTICLE I

OFFICE

The principal office of the corporation shall be in Pima County, State of Arizona. Offices may also be maintained and meetings of shareholders and Directors may be held at such other place or places as may be designated from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS' MEETING

2.01 ANNUAL MEETING

The annual meeting of the shareholders of the corporation shall be held at its principal office on the last day of September, for the purpose of electing Directors, and for the transaction of such other business as may come before the meeting. If the day fixed herein for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day at the same time. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. Notwithstanding the foregoing, the Board may for any reason it deems sufficient, change the place, date and/or time of the annual meeting.

2.02 SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes, unless otherwise provided by law, shall be called by the Secretary upon the order of the President, or upon the order of a majority of the Board of Directors, or upon the request in writing of the holders of not fewer than fifty-one percent (51%) of all the outstanding shares of the corporation entitled to vote at the meeting. Only such business as may be specified in the call and notice may be transacted at special meetings.

2.03 PLACE OF MEETING

Any place, either within or without the State of Nevada, unless prohibited by law, may be designated by the Board of Directors as the place of meeting for any annual or special meeting. Absent a designation by the Board, such meeting shall be held at the corporation’s known place of business.

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2.04 NOTICE OF MEETING

Written notice stating the place, date and hour of the annual meeting, and in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the corporation.

2.05 RECORD DATE FOR VOTING

At any meeting of the shareholders only such persons shall be entitled to vote in person or by proxy as appear as shareholders upon the transfer books of the company at the time of such meeting unless the Board of Directors shall, by resolution, fix a date not more than sixty (60) days nor less than ten (10) days in advance of the date of the shareholders' meeting as the record date for the meeting, in which case only those so appearing as shareholders on the date so fixed shall be entitled to vote. Additionally, the Board may similarly fix a record date for determination of shareholders entitled to receive a dividend of or for a determination of shareholders for any other purpose.

2.06 QUORUM

At all meetings of shareholders, except where it is otherwise provided by law, it shall be necessary that shareholders representing a majority of the issued and outstanding voting stock shall be present in person or by proxy to constitute a quorum. If less than a majority of such shares is represented at a meeting, the shareholders entitled to vote thereat in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.07 PROXIES

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Proxies may be given for more than one meeting and shall be revocable to the extent permitted by law at the pleasure of the shareholder executing same.

2.08 VOTING

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. In no event will the system of cumulative voting be used. All corporate action shall be determined by a vote of a majority of the votes represented at a meeting at which a quorum is present except as is otherwise provided herein or in the Articles of Incorporation, any certificate of designation filed with the Nevada Secretary of State or by law.

2.09 VOTING OF SHARES BY CERTAIN HOLDERS

Shares outstanding in the name of another company or corporation may be voted by such officer, agent or proxy as the Bylaws of such company or corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such company or corporation may determine.

Shares held by an administrator, personal representative, guardian or conservator may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote.

2.10 ACTION WITHOUT MEETING

Any action required to be taken or which may be taken at a meeting of shareholders may be taken without a meeting if a resolution reflecting such action is signed as having been approved by the requisite percentage of shareholders entitled to vote with respect thereto.

2.11 IRREGULARITIES

All informalities and/or irregularities in calls, notices of meetings and in the matter of voting, form and validity of proxies, credentials and method of ascertaining those present and shares entitled to vote, shall be deemed waived if no objection is made at the meeting.

ARTICLE III

BOARD OF DIRECTORS

3.01 GENERAL POWERS

The business and affairs of the corporation shall be managed by its Board of Directors.

3.02 NUMBER

The number of Directors of the corporation shall not be less than one (1) nor more than seven (7).

3.03 TENURE

At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect Directors to hold office until the next annual meeting and until their successors are elected and qualified, subject however to removal, with or without any cause, by the shareholders in accordance with Section 3.10 of this Article.

3.04 QUALIFICATIONS

Directors need not be holders of record of voting stock. They need not be residents of Nevada and Directors may be elected to succeed themselves.

3.05 REGULAR MEETINGS

A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

3.06 SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Secretary at the request of the President or a majority of the Directors (or one half in the event that there is an even number of Directors). The person, or persons, authorized to request the call of special meetings of the Board of Directors may fix the time and place for holding any such special meeting.

3.07 NOTICE

Written notice of a special meeting shall be given to each Director at his or her business address, by hand delivery, mail or facsimile. If mailed, such notice shall be deposited in the United States mail at least four (4) days prior to the meeting date; if by facsimile, it shall be sent at least two (2) days prior to the meeting date; and if hand-delivered it shall be so delivered at least two (2) days prior to the meeting date. Any Director may waive such notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where such attendance is for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.08 QUORUM

A majority of the full Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than a quorum is present, a majority of the Directors present may adjourn the meeting from time to time to reconvene without further notice.

3.09 MANNER OF ACTING

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater majority is specifically required by Articles of Incorporation or these Bylaws.

3.10 RESIGNATION AND REMOVAL

Any Director may resign at any time. The shareholders entitled to vote for the election of Directors may remove a Director with or without cause by written consent of a majority-in-interest of the shareholders or by the vote of the majority-in-interest of the shareholders present at a special shareholders meeting where a quorum is present duly called and noticed at any time.

3.11 VACANCIES

Any vacancy occurring in the Board of Directors may be fulfilled by the affirmative vote of a majority of the remaining Directors, though not less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.12 COMPENSATION

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

3.13 PRESUMPTION OF ASSENT

A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting, or unless he shall file his or her written dissent to such action with the person acting as the Secretary of the meeting immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

3.14 ACTION WITHOUT MEETING

Any action required to be taken or which may be taken at a meeting of Directors may be taken without a meeting if a resolution reflecting such action is signed as having been approved by all Directors entitled to vote with respect thereto.

ARTICLE IV

OFFICERS

4.01 NUMBER

The officers of the corporation shall be a president, a vice president, a secretary and a treasurer, who shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held simultaneously by any one person.

4.02 ELECTION AND TERM OF OFFICE

The officers of the corporation to be elected by the Board of Directors shall be elected at the first meeting of the Board of Directors following the first meeting of shareholders and thereafter annually at the annual meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

4.03 REMOVAL

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause at any time, but such removal shall be without prejudice to the contract rights as an employee, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.04 VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4.05 PRESIDENT

The president shall be the chief executive officer of the corporation and shall supervise and control all of the business and affairs of the corporation. He or she shall, when present, preside at all meetings of the shareholders and all the meetings of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. He or she shall have the power to appoint and remove one or more administrative vice presidents of the corporation and such other assistants to the various elected officers of the corporation as is necessary for the accomplishment of their duties. In general, he or she shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

4.06 VICE PRESIDENT

In the absence of the president, or in the event of his death, inability or refusal to act, the vice president, or if there is more than one vice president, the senior vice president, shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. Otherwise, such senior and other vice presidents shall perform and have authority to perform only such duties as from time to time may be assigned by the president or by the Board of Directors.

4.07 SECRETARY

The secretary shall keep the minutes of the meeting of shareholders and Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; keep or cause to be kept under his general supervision by a registrar or transfer agent appointed by the company a register of the name and post office address of each shareholder as furnished by such shareholder; have general charge of the stock ledger and transfer books of the corporation; and, in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president, or by the Board of Directors.

4.08 TREASURER

If required by the Board of Directors, the treasurer shall give a bond for the faithful performance of his duties in such sum and with or without such surety, or sureties, as the Board of Directors shall determine. He or she shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VII of these Bylaws; and, in general, perform all of the duties as from time to time may be assigned to him by the president or by the Board of Directors.

4.09 SALARIES

The compensation of the officers, if any, shall be fixed from time to time by the Board of Directors, and no officer shall be precluded from receiving such salary by reason of the fact that he or she is also a Director of the corporation. Any payments made to an officer of the corporation such as salary, commission, bonus, interest, or rent or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursable by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the corporation has been recovered.

4.10 DELEGATION OF DUTIES

In the case of the absence of any officer of the corporation or for any reason they may deem sufficient, a majority of the entire Board may delegate for the time being any powers or duties of any office to any other office or to any Director.

ARTICLE V

STOCK CERTIFICATES AND TRANSFER

5.01 CERTIFICATES

Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president and by the secretary, or by such other officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered, or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger books of the corporation.

In case any officer who has signed or whose facsimile signature has been used on a certificate ceases to be an officer before the certificate has been delivered, such certificate may, nevertheless, be adopted and issued and delivered by the corporation as though such officer had not ceased to hold such office.

5.02 TRANSFER OF SHARES

Transfer of shares shall be made only upon the transfer books of the corporation and before a new certificate is issued the old certificate shall be surrendered for cancellation. Such transfers shall be made only by the holder of record thereof, or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation.

Stock certificates bearing a legend stating that transfer of the shares is subject to some restriction shall not be transferred or reissued except in compliance therewith. Notwithstanding the foregoing, shares may be subject to transfer restrictions in accordance with applicable law, whether or not a restriction appears on the certificate.

5.03 REGISTERED SHAREHOLDERS

Registered shareholders only shall be entitled to be treated by the corporation as the holder in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim of interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Nevada.

5.04 LOST CERTIFICATES

In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, although the Board of Directors may, in its discretion, require the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar.

5.05 REGULATIONS

Subject to the requirements of Section 10.4 hereof, the Board of Directors shall have power and authority to make any determination it may deem expedient concerning the issue, transfer, conversion or registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of the State of Nevada, the Articles of Incorporation, and these Bylaws.

ARTICLE VI

BOOKS AND RECORDS

The books, accounts and records, including stock records, of the corporation shall be kept within the State of Nevada, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the accounts, books and records of the corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the shareholders or Directors.

ARTICLE VII

CONTRACTS, LOANS, CHECKS, DEPOSITS

7.01 CONTRACTS

The Board of Directors may enter into any contract or agreement of employment with any officer, or officers, agent or agents, in the name of and on behalf of the corporation, and authority conferred thereunder may be general or confined to specific matters.

7.02 LOANS

No loans to the corporation shall be contracted on its behalf, and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.03 CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

7.04 DEPOSITS

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may designate or authorize.

ARTICLE VIII

DISCLOSURE OF INTEREST

Except as otherwise provided by applicable law, no contract or other transaction between this corporation and any other corporation (whether or not a majority of the shares of such other corporation is owned by this corporation, or a majority of the shares of this corporation is owned by such other corporation) and no act of this corporation shall in any way be affected or invalidated by the fact that any of the Directors of this corporation are pecuniarily or otherwise interested in, or are Directors or officers of, such other corporation. Any Director, individually, or any firm of which such Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that the Director, or such firm, is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any Director of this corporation who is also a Director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, with like force and effect as if he were not such Director or officer of such other corporation, or not so interested.

ARTICLE IX

INDEMNIFICATION

Subject to the provisions of the Articles of Incorporation and Sections 78.7502 and 78.751 of the Nevada Revised Statutes as amended from time to time, and the further provisions hereof, the Corporation may indemnify any and all of its Directors, officers, former Directors, and former officers, to the full extent permitted under applicable law against all amounts incurred by them and each of them, including but not limited to expenses, legal fees, costs, judgments, fines and amounts paid in settlement which may be actually and reasonably incurred, rendered or levied in any threatened, pending or completed action, suit or proceeding brought against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of his duties as a Director or officer of the Corporation. Whenever any such Director or officer shall report to the President of the Corporation or the Board of Directors that he has incurred or may incur such amounts, the Corporation shall, within a reasonable time thereafter, determine in a manner consistent with applicable law, whether, in regard to the matter involved, such person acted or failed to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. If the Corporation so determines that such person acted or failed to act in such a manner with regard to the matter involved, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, however, that the Corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall not offer the Corporation the opportunity, at its own expense and through counsel of its own choosing, to defend him in the action, suit or proceeding. Nothing contained herein is intended to limit any right of indemnification or other rights provided by Nevada Revised Statutes §§ 78.7502 and 78.751, or other applicable law.

ARTICLE X

TREASURY STOCK, WARRANTS AND OPTIONS

10.01 TREASURY STOCK

The corporation shall have the right to acquire, purchase, hold, exchange, sell or otherwise dispose of its own stock, and the Board of Directors is authorized to enter into agreements to repurchase stock of the corporation and to cancel the same or to hold the same as Treasury Stock and to resell any such Treasury Stock. The number of shares and price shall be fixed by the Board of Directors. Repurchase of said shares, however, shall be made only from surplus or other funds of the corporation which may be used for such purpose pursuant to the laws of the State of Nevada, the Articles of Incorporation, and these Bylaws.

10.02 WARRANTS

The Board of Directors shall have the power to authorize the issuance of any amount of stock purchase warrants authorized by law, and to approve the form, terms and conditions upon which such warrants are to be issued and exercised.

10.03 OPTIONS

The corporation may grant options to purchase its stock by individual agreement, or under a general plan. The Board of Directors shall have the power to authorize and approve stock option plans.

10.04 OPINION OF COUNSEL

Notwithstanding the foregoing provisions of this Article, prior to making any offer to sell or sale or any purchase or solicitation to sell or exchange, securities of the Corporation, the Board of Directors shall consult with and obtain the opinion of legal counsel for the corporation with reference to the legal propriety and validity of any such transaction referred to in this Article, especially in reference to the applicability of the Securities Act of 1933, the Blue Sky Laws of Nevada and of any other state, and other laws regulating transactions involving securities.

ARTICLE XI

AMENDMENT OF BYLAWS

Alterations, amendments or repeals of the Bylaws may be made by a majority of the Board of Directors by a majority vote of the whole Board of Directors at any regular or special meeting, provided the proposed alteration, amendment or repeal has been set out in the notice to each Director in writing prior to said meeting.

ARTICLE XII

WAIVER OF NOTICE

Wherever notice of a meeting is required by law or by these Bylaws to be given to any Director, officer or shareholder, such requirement shall not be construed to be limited to personal notice; such notice may be given in writing by depositing the same in a post office or letter box, post-paid addressed to such Director, officer or shareholder at his or her address as the same appears in the books of the corporation. Delivery shall be deemed complete upon deposit in the mail.

A waiver of such notice signed by a shareholder, Director or officer, whether before or after the time of the meeting, shall be deemed equivalent to any meeting notice required to be given.

ARTICLE XIII

CONFLICTING PROVISIONS

In the event of any conflict between these Bylaws and the provisions of the applicable laws of the State of Nevada, as from time to time amended, or with any applicable regulation issued thereunder, such applicable law and/or regulation shall control. In the event of any conflict between these Bylaws and the Articles of Incorporation of the corporation, as from time to time amended, the provisions of the Articles shall control.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify

That the foregoing Bylaws were duly and regularly adopted as the Bylaws of the said corporation by the shareholders of the corporation in a meeting at which a quorum was present, which was duly called and held on December 19, 2014.

That I was duly elected or appointed to serve, and I did serve as Secretary of such meeting.

IN WITNESS WHEREOF, I have hereunto subscribed my name on December 19, 2014.

______________________________
Nicole M. Breen, Secretary